                                                                     Exhibit 4.2

                   AMENDMENT NO. 1 TO STOCKHOLDERS' AGREEMENT

     This is Amendment No. 1 (this ("Amendment"), dated as of July 19, 2000, to
                                     ---------
the Stockholders Agreement dated as of May 10, 1999 (the "Stockholders
                                                          ------------
Agreement"), among Time Warner Telecom Inc., a Delaware corporation (the
---------
"Company"), Time Warner Companies, Inc., a Delaware corporation (the "TWX"),
 -------                                                             ---
American Television and Communications Corporation, a Delaware corporation ("ATC"), Warner Communications Inc., a Delaware corporation ("WCI"), TW/TAE,
  ---                                                         ---
Inc., a Delaware corporation ("TW/TAE"), FibrCOM Holdings, L.P., a Delaware
                               ------
limited partnership that is owned by TW/KBLCOM Inc., Delaware corporation ("TW/KBLCOM"), Paragon Communications, a Colorado general partnership ("Paragon"
  ---------                                                             -------
and, together with TWX, ATC, WCI, TWI/TAE and TW/KBLCOM, the "TW Stockholders"),
                                                              ---------------
MediaOne of Colorado, Inc., a Colorado corporation (the "MediaOne Stockholder"),
                                                         --------------------
and Advance/Newhouse Partnership, a New York general partnership ("A/N").
                                                                   ---
Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning assigned thereto in the Stockholders Agreement.

     WHEREAS, the parties to the Stockholders Agreement desire to amend certain provisions of the Stockholders Agreement;

     WHEREAS, all of the shares of Common Stock of the Company held by the MediaOne Stockholder were transferred to MediaOne Holdings II, Inc. pursuant to an Assignment and Assumption Agreement dated February 11, 2000;

     WHEREAS, Section 2.5 of the Stockholders Agreement provides that in the event the Company takes any action which changes the number of shares of Common Stock of the Company outstanding the ownership thresholds for nominations of directors must be adjusted, and such ownership thresholds have been and will continue to be adjusted from time to time;

     WHEREAS, the number of shares of Common Stock of the Company outstanding has increased due to the issuance of Class A Common Stock, par value $.0l per share ("Class A Common Stock") (i) in connection with the acquisition of Internet Connect, Inc.; (ii) in connection with the acquisition of Metrocomm, Inc.; (iii) in an initial public offering pursuant to the Underwriting Agreement dated as of May 11, 1999 and (iv) in connection with the exercise of stock options;

     WHEREAS, as of June 30, 2000, the Company had 33,177,815 shares of Class A Common Stock and 72,226,500 shares of Class B Common Stock, par value $.O1 per share outstanding;

     WHEREAS, Annex A attached hereto sets forth the calculation of the Ownership Percentages required for nominations of directors as provided in the Stockholders Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Amendment to Sections 2.1(c) (i) (A) through (C) of the Stockholders
        --------------------------------------------------------------------
Agreement. Sections 2.1(c) (i) (A) through (C) of the Stockholders Agreement are
---------
hereby amended and restated in their entirety to read as follows:

                      "(c) The Agreed Nominees shall be designated as follows:

                      (i) (A) So long as the TW Stockholder Group has an
                 Ownership Percentage which is greater than or equal to 14.55% (as adjusted from time to time pursuant to Section 2.5), the TW Stockholder Group shall have the right to designate four Agreed Nominees. If the TW Stockholder Group has an Ownership Percentage which is less than 14.55% (as adjusted from time to time pursuant to Section 2.5), the TW Stockholder Group shall have the right to designate a number of Agreed Nominees determined in accordance with the following table (with the percentages set forth in such table being adjusted from time to time pursuant to Section 2.5).

                      TW Stockholder Group       Number of
                      Ownership Percentage       Agreed Nominees
                      --------------------       ---------------

                      14.55% or greater          4

                      12.12% to 14.54%           3

                      9.70% to 12.11%            2

                      7.28% to 9.69%             1

                      less than 7.28%            0

                      (B) So long as the TW Stockholder Group has an Ownership
                 Percentage which is greater than or equal to 14.55% (as adjusted from time to time pursuant to Section 2.5), the MediaOne Stockholder Group shall have the right to designate a number of Agreed Nominees determined in accordance with the following table (with the percentages set forth in such table being adjusted from time to time pursuant to Section 2.5).

                       Media One
                       Stockholder Group          Number of
                       Ownership Percentage       Agreed Nominees
                       --------------------       ---------------

                       7.28% or greater           3

                       less than 7.28%            0

                 If the TW Stockholder Group has an Ownership Percentage which is less than 18.77% (as adjusted from time to time pursuant to Section 2.5), the MediaOne Stockholder Group shall have the right to designate a number of Agreed Nominees determined in accordance with the following table (with the percentages set forth in such table being adjusted from time to time pursuant to Section 2.5).

                       Media One
                       Stockholder Group              Number of
                       Ownership Percentage           Agreed Nominees
                       --------------------           ---------------
                       14.55% or greater              3

                       10.91% to 14.54%               2

                       7.28% to 10.90%                1

                       less than 7.28%                0

                      (C) So long as the A/N Stockholder Group has an Ownership Percentage which is greater than or equal to 7.28% (as adjusted from time to time pursuant to Section 2.5), the A/N Stockholder Group shall have the right to designate one Agreed Nominee. If the A/N Stockholder Group has an Ownership Percentage of less than 7.28% (as adjusted from time to time pursuant to Section 2.5), the A/N Stockholder Group shall not have the right to designate any Agreed Nominees."

                      2.  Amendment to Section 2.1(c) (iii) of the Stockholders
                          -----------------------------------------------------
            Agreement. Section 2.1(c) (iii) of the Stockholders Agreement is
            ---------
            hereby amended and restated in its entirety to read as follows:

                      "(iii) Three individuals nominated by the Nominating
                 Committee shall be Agreed Nominees if such individuals would be Independent Directors at the time of their election and are approved by a majority of the members of the Nominating Committee."


                      3. Effectiveness. The amendments set forth in Sections 1
                         -------------
            and 2 hereof shall become effective upon execution of a counterpart of this Amendment by each of the undersigned parties. Upon such effectiveness:

          (i) all references in any document to the Stockholders Agreement shall be deemed to be references to the Stockholders Agreement as amended hereby; and

          (ii) except as specifically amended hereby, the Stockholders Agreement shall continue in full force and effect in accordance with the provisions thereof, and as used therein, respectively, the terms "Agreement", "herein", "hereof", and words of similar import shall, unless the context otherwise requires, refer to the Stockholders Agreement as amended hereby.

          4.   Further Assurances. From time to time upon the request of any
               ------------------
party, each party hereto shall execute, deliver and acknowledge any and all such further documents and instruments and do such further acts and things as the other party hereto may reasonably request to evidence or effectuate more effectively the terms of and intent of the parties contemplated by this Amendment.

          This Amendment, which may be executed in two or more counterparts, all of which shall be considered one and the same agreement, shall be governed by, and construed in accordance with, the law of the State of New York without reference to choice of law principles, including all matters of construction, validity and performance except to the extent the laws of Delaware are mandatorily applicable.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date and year first written above.


                                     TIME WARNER COMPANIES, INC.

                                     By: /s/ Spencer B. Hays
                                        -------------------------------
                                         Name:  Spencer B. Hays
                                         Title: Vice President

                                        AMERICAN TELEVISION AND
                                        COMMUNICATIONS CORPORATION


                                        By:   /s/ Spencer B. Hays
                                           --------------------------
                                           Name:  Spencer B. Hays
                                           Title:  Vice President


                                        WARNER COMMUNICATIONS INC.


                                        By:   /s/ Spencer B. Hays
                                           --------------------------
                                           Name:  Spencer B. Hays
                                           Title: Vice President


                                        TW/TAE, INC.


                                        By:   /s/ Spencer B. Hays
                                           --------------------------
                                           Name:  Spencer B. Hays
                                           Title: Vice President & Secretary


                                        FIBRCOM HOLDINGS, L.P.

                                        By:  FIBRCOM INCORPORATED,
                                             General Partner

                                             By:   /s/ Spencer B. Hays
                                                ---------------------------
                                                Name:  Spencer B. Hays
                                                Title: Vice President


                                        PARAGON COMMUNICATIONS

                                        By:  KBL COMMUNICATIONS, INC.,
                                             Managing General Partner


                                             By:   /s/ Spencer B. Hays
                                                ---------------------------
                                                Name:  Spencer B. Hays
                                                Title: Senior Vice President

                                        FIBRCOM HOLDINGS, L.P.

                                        By:  FIBRCOM INCORPORATED,
                                             General Partner


                                             By:__________________
                                                Name:
                                                Title:

                                        PARAGON COMMUNICATIONS

                                        By:  KBL COMMUNICATIONS, INC.,
                                             Managing General Partner

                                             By:__________________
                                                Name:
                                                Title:


                                        MEDIAONE HOLDINGS II, INC.


                                        By:   /s/ William R. Bechstein
                                           -----------------------------
                                           Name:  William R. Bechstein
                                           Title: Secretary


                                        ADVANCE/NEWHOUSE PARTNERSHIP

                                        By:  ADVANCE COMMUNICATION CORP.
                                             General Partner

                                             By:__________________
                                                Name:
                                                Title:

                                        MEDIAONE OF COLORADO, INC.


                                        By:________________________
                                           Name:
                                           Title:


                                        ADVANCE/NEWHOUSE PARTNERSHIP

                                        By:  ADVANCE COMMUNICATION CORP.
                                             General Partner

                                             By: /s/ Robert J. Miron
                                                --------------------
                                                Name:   Robert J. Miron
                                                Title:  President

                                                                         ANNEX A



                     CALCULATION OF OWNERSHIP PERCENTAGES
                     ------------------------------------

               This Annex A sets forth the calculation of the Ownership Percentages required for nominations of directors as provided in Section 2.1(c) (i) (A) through (C) of the Stockholders Agreement. Reference is made to the letter notice dated March 10, 2000 (the "Letter"), attached hereto, which served as the initial notice of adjustment of the Ownership Percentages contained in the Stockholders Agreement.

               As of March 10, 2000, the Company had 23,507,707 shares of Class A Common Stock and 81,250,000 shares of Class B Common Stock outstanding. As of June 30, 2000, the Company had 33,177,815 shares of Class A Common Stock and 72,226,500 shares of Class B Common Stock outstanding. Accordingly, the current adjusted Ownership Percentages in Section 2.1(c) of the Amendment are adjusted to account for the change in the number of shares of Common Stock outstanding by multiplying the Ownership Percentages set forth in the Letter by 99.39% (the ratio of the number of shares outstanding as of March 10, 2000 over the number of shares outstanding as of June 30, 2000).